AMENDMENT TO SHARE TRANSFER AGREEMENT

This AMENDMENT TO SHARE TRANSFER AGREEMENT (the "**Amendment**") is made on the 7th day of March, 2009 by and between Chu Fu Ho, a Hong Kong citizen with passport number of HO1996898 and Zhu Jian Hua, a PRC citizen with ID number of 321119196104166776. Capitalized terms used herein shall have the same meaning set forth in that certain Share Transfer Agreement dated as of [October 22], 2008 by and between the Transferor and the Transferee.

RECITALS

WHEREAS, on October 22, 2008, the Transferor and the Transferee entered into a Share Transfer Agreement (the "**Share Transfer Agreement**") whereby, among other matters, the Transferor agreed to grant to the Transferee options to purchase certain Option Shares, subject to satisfaction of several terms and conditions.

WHEREAS, after mutual friendly discussions, the Transferor and the Transferee wish to amend certain terms of the Share Transfer Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. **PRINCIPAL.**

1.1 The parties hereby amend Exhibit A of the Share Transfer Agreement to read in its entirety as set forth on Exhibit A attached hereto.

1.2 Other than as provided in this Section 1, the Share Transfer Agreement shall continue in full force and effect.

2. **MISCELLANEOUS.**

2.1 Except as modified, supplemented, amended or superseded hereby, the Share Transfer Agreement shall remain in full force and effect and binding by and among the parties. This Amendment shall take immediate effect upon execution by all parties hereto.

2.2 Each of the Transferor and the Transferee shall do and perform or cause to be done and performed such further arts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

2.3 This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Amendment by that party.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

The "Transferor":

By: ______________________

Name: Chu Fu Ho

NY767480.1
213426-10003

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

The "Transferee":

By: 朱建华

Name: Zhu Jian Hua

EXHIBIT A PERFORMANCE TARGETS

Danyang Lihua Electronics Co., Ltd. (丹阳利华电子有限公司) and Jiangsu Lihua Copper Co., Ltd. (江苏利华铜业有限公司) shall have generated a consolidated net income of (i) at least USD8,000,000 for a fiscal year commencing from January 1, 2008 to December 31, 2008 (the "**2008 Income Target**"); (ii) at least USD11,000,000 for a fiscal year commencing from January 1, 2009 to December 31, 2009 (the "**2009 Income Target**"); (iii) at least USD14,000,000 for a fiscal year commencing from January 1, 2010 to December 31, 2010 (the "**2010 Income Target**"), provided that so long as the actual audited consolidated net income of Danyang Lihua Electronics Co., Ltd. (丹阳利华电子有限公司) and Jiangsu Lihua Copper Co., Ltd. (江苏利华铜业有限公司) is 10% or more higher than the 2008 Income Target, the Transferee shall be entitled to exercise Options to purchase all of the Option Shares pursuant to the Vesting Schedule in Section 2.2 of the Share Transfer Agreement, even if the 2009 Income Target and/or 2010 Income Target are not achieved.

The Option Effective Date for each performance period shall be that date that is forty five (45) days following the last day of each such performance period.